EXHIBIT 17.3




                               R. Bret Jenkins
                        350 South 400 East, Suite 105
                         Salt Lake City, Utah  84111







                               March 18, 1997




Board of Directors
Transworld Telecommunications, Inc.
102 West 500 South, Suite 320
Salt Lake City, Utah  84101

Gentlemen:

       The undersigned respectfully resigns as a director of Transworld Telecommunications, Inc., to be effective as of the date of this letter.

       I will coordinate with legal counsel to provide information to the U.S. Securities and Exchange Commission regarding my resignation.

                                                   Very truly yours,

                                                   /s/ R. Bret Jenkins

                                                   R. Bret Jenkins